EExhibit 99.7 Investor Day 2019 Well positioned for evolving environment David Turner | Chief Financial Officer

David Turner Chief Financial Officer David Turner serves as Regions’ chief financial officer and is a member of the Regions  Executive Leadership Team. Turner leads all finance operations, including financial  systems, investor relations, corporate treasury, corporate tax, management planning and  reporting and accounting.  Turner joined Regions in 2006 and led the Internal Audit Division for Regions before  being named chief financial officer in 2010. His responsibilities included overseeing  various audits of the overall corporation reporting to the Audit Committee of the Board  of Directors.   Prior to joining Regions, Turner served as an audit partner of KPMG LLP and he previously  served Arthur Andersen in a number of positions, including: audit partner, audit  manager, senior auditor and staff auditor. His primary focus was financial institutions.  Turner earned a bachelor’s degree in Accounting from the University of Alabama in  Tuscaloosa and attended Tulane University in Louisiana.   Turner has served on the Board of Directors and the Executive Committee for Junior  Achievement of Alabama, Inc., United Way of Central Alabama, Inc., and is a member of  the President’s Cabinet of the University of Alabama, the Financial Services Roundtable,  the Alabama Society of CPA’s and the American Institute of CPA’s.  He is currently the  President of the Congregation of Independent Presbyterian Church and a member of the  Rotary Club of Birmingham.  INVESTOR DAY 2019 | Financial Update | 2

Key takeaways Financial update 1 Focused on RISK‐ADJUSTED RETURNS through the cycle CORE DEPOSIT FUNDING ADVANTAGE supports strong  2 liquidity position and natural asset sensitivity Continued ACTIVE ASSET LIABILITY MANAGEMENT to  3 ensure consistent sustainable long‐term performance  Maintain STRONG CAPITAL POSITION; CAPITAL  GENERATION provides flexibility to pursue attractive growth  4 opportunities in any environment 5 Simplify and Grow underpins LONG‐TERM PERFORMANCE INVESTOR DAY 2019 | Financial Update | 3

Achieved all of our long‐term targets Adjusted ROATCE (1) Adjusted Efficiency Ratio (1) Adj. Earnings per Share Growth(1)(2) 16.5% <60% 24% 16% 59.3% 14% 19% Excluding  15% Tax Reform 12% 2018 Target 2018 Results 2018 Target 2018 Results 2018 Target 2018 Results Range(3)  Range Range ACHIEVED ACHIEVED ACHIEVED (1) Non‐GAAP; see appendix for reconciliation   (2) Three‐year CAGR   (3) Investor Day target was 12‐14% and was revised after Tax Reform INVESTOR DAY 2019 | Financial Update | 4

Successful execution of our strategic initiatives Disciplined Expense  Grow and Diversify Revenue Optimize and Deploy Capital Management Total Adj. Revenue (1) Adj. Efficiency Ratio (1) Total Capital Return $ in millions $5,745  64.1% 154% $5,114  +12% +61% ‐480 93% bps 59.3% 2015 2018 2015 2018 2015 2018 • Net interest income +13% • Adjusted expenses +3% (1) • Total dividend payout +30% • Adjusted non‐interest income +11% (1) • Lower staffing ‐12% • Share repurchases +97% • Reduced square footage ‐11% (1) Non‐GAAP; see appendix for reconciliation  INVESTOR DAY 2019 | Financial Update | 5

Effectively managed through a challenging economic environment

GENERATING
Consistent Sustainable
Long-term Performance

Sluggish Economic Growth	Better, but still slow, GDP growth	Faster growth in income / spending
Regions increases expense reductions from $300M to $400M	Regions retains asset sensitivity and continues to optimize deposit base	Regions moderates asset sensitivity and prudently manages deposit costs


10 Year Treasury – Estimate vs Actual
%
3.50
3.00
2.50
2.00
1.50
1.00
Nov-15
Feb-16
May-16
Aug-16
Nov-16
Feb-17
May-17
Aug-17
Nov-17
Feb-18
May-18
Aug-18
Nov-18
Actual Rates
Nov 2015 Forward Rates
Fed Funds Rate Hike

REGIONS INVESTOR DAY 2019 | Financial Update | 6

Asset liability management philosophy Strategies protect net interest margin through the economic cycle Net Interest Margin Maintain Moderate Risk Profile 3.70% • Recently, supported asset sensitivity levels as  3.60% 3.50% economy and market rates improved 3.40% 3.30% • Neutralize sensitivity levels as economic cycle  NIM 3.20% matures  3.10% RF 3.00% Focus on Risk Adjusted Returns (1) 2.90% Peer Median • Core deposit funding key to Regions’ franchise  2.80% 4Q15 2Q16 4Q16 2Q17 4Q17 2Q18 4Q18 value and sensitivity profile Forward Strategies • Hedging protects profitability advantage  • Focus on risk‐adjusted returns generated by deposit outperformance  • Adding interest rate protection as the cycle progresses and  the probability of a downturn increases (1) Peers include: BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, ZION INVESTOR DAY 2019 | Financial Update | 7

Strong balance sheet position prepared for evolving environment

GENERATING Consistent Sustainable Long-term Performance

Balance sheet position

Earning Assets


Cash
3%
Securities
22%
Loans
75%

Loans
Fixed = 44%
Float = 56%

Liabilities


Other
2%
Borrow
13%
Deposits
85%

Deposits
NIB = 38%
Int-bearing = 62%

- Including hedges, loans are roughly 50% fixed / 50% floating
- Cumulative funding betas expected between 30% and 40% as deposit yield and balance reactivity increases; up from 22% cycle-to-date

Balance sheet sensitivity

- Balance sheet is naturally asset sensitive, supported by a large, stable deposit base
- A portion of asset sensitivity is driven by future repricing of fixed rate assets from core business activities
  - ~$9B fixed rate loans reprice next 12 months
  - ~$4B fixed rate securities reinvestment over next 12 months
- Going forward, sensitivity levels will neutralize
  - Business mix and deposit repricing
  - Balance sheet hedging initiatives
- Expect fixed loan mix to increase to low/mid 60% range in falling rate environment once balance sheet hedging concludes and forward hedges begin

Note: 4Q18 average balances

REGIONS INVESTOR DAY 2019 | Financial Update | 8

Solid deposit advantage 4Q18 Deposit Costs Deposit Advantage Deposit advantage is evidenced by less reactive  liability costs cycle‐to‐date (inclusive of remixing) • Deposit stability predicated on: • Favorable mix of low cost products – 38%  (1) Peer Median 0.64% non‐interest bearing deposits • Smaller average account sizes than peers • Strategic remixing out of less profitable  products 0.34% • Continuous account and relationship growth  through new client acquisition, rather than  growth in existing account size • Stronger market share in non‐metropolitan  markets Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer 1 2 3 4 5 6 7 8 9 10 11 12 13 14 (1) Peers include: BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, ZION Source: SNL INVESTOR DAY 2019 | Financial Update | 9

Deposit funding advantage drives strong liquidity  position and lower reliance on unsecured debt Strong Liquidity Position Regulatory relief may provide added flexibility to optimize  Wholesale funding profile remains well positioned to:  the balance sheet... • Protect the competitive advantage in deposits • High Quality Liquid Assets could be reallocated into  higher yielding assets • Support organic growth and capital deployment • Potential to recapture deposit relationships treated  • Leverage diverse funding sources punitively in LCR Loan / Deposit Ratio(1) Unsecured Debt / Total Assets(2) 4Q 2018 8.3% 88% 4.4% (3) Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer RF 4Q 4Q18 Peer Median 1 2 3 4 5 6 7 9 10 11 12 13 14 15 (1) Source: SNL   (2) Source: CapIQ   (3) As of 3Q18. Peers include: BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, ZION INVESTOR DAY 2019 | Financial Update | 10

Positioned to support 3.40% ‐ 3.70% NIM range through 2021 Assumptions on future interest rate environment Net Interest Margin Forecast Assumptions – Upper Range • Modest GDP growth and stable credit environment • Modest increases in market interest rates through 2021 • Fed funds between 2.75% and 3.00% • 10‐year Treasury yields between 2.75% and 3.00% Assumptions –Lower Range • Typical recession similar in magnitude to post WWII  recessions, excluding 2008 • Significant declines in market interest rates • Fed funds revert to near zero policy range • Long‐end rates decline to historic lows (i.e. 10‐year  Treasury yields below 1.50%) *See*See appendix appendix for for base scenario case assumptions* details* INVESTOR DAY 2019 | Financial Update | 11

Focus on risk-adjusted returns

Creating shareholder value by redeploying capital more effectively

GENERATING Consistent Sustainable Long-term Performance

Capital Optimization

Mortgage

- Sold ~$1B in underperforming loans in recent years

Indirect

- $4.4B of strategic run-off
  - Third-party originated auto runoff of ~$2.0B starting in 2016
  - Dealer Financial Services auto portfolio runoff of ~$2.4B starting in early 2019

Corporate/Commercial

- $77B of loan exposures have been reviewed in depth by Capital Commitments Working Group since 2016
- Continuous improvements to risk ratings & capital allocation models

Regions Insurance Group

- Sold in July 2018 resulting in ~$300M of capital redeployed to shareholders

Over the last three years Regions has made challenging decisions in order to optimize the balance sheet. Improving capital allocation by divesting low risk-adjusted return businesses, all while making revenue enhancing investments.

Investments

Mortgage Servicing Rights

- Over the last three years ~$16B in MSR bulk purchases
- Began flow-deal arrangement in 2016, resulting in $1.6B in MSR purchases

Corporate Banking

- First Sterling, acquired in 2016, a leading national syndicator of investment funds benefiting from Low Income Housing tax Credits

Talent and Technology

- Corporate bankers, MLOs, Wealth Advisors
- System enhancements and new technology
- Data and analytics

REGIONS INVESTOR DAY 2019 | Financial Update | 12

Well‐integrated capital planning process • Capital planning process is well‐integrated with  other key risk management and strategic planning  Capital Planning Framework processes • Working diligently to optimize capital for risk  Capital  profile Adequacy  • Progress to date has contributed  meaningfully to shareholder returns Capital Plan  Concentration  Development Risk • Strength of process is demonstrated by: • No objection or conditional non‐objection to  a capital plan in the CCAR era Strategic  Capital  Planning Allocation • Meaningful distribution of capital to  shareholders, $5.4B over the last three years  INVESTOR DAY 2019 | Financial Update | 13

Strong capital positioned for flexible management in  any  environment (1) Strong Capital Position – CET1 • Opportunity for further near‐term  optimization given balance sheet risk  10.9% profile Target 9.9% 9.5% • Capital targets calibrated using  Management Buffer 0.5% internal scenario planning to balance  stakeholder expectations across full  Quantitative Buffer 2.0% range of potential environments • Continue to optimize: Post Stress Limit 7.0% • Seek a balance which provides  compelling shareholder returns, and • Retains flexibility to deploy capital  opportunistically in challenged  economic environments 2015 2018 Target (1) 2018 Common Equity Tier 1 ratio is estimated  INVESTOR DAY 2019 | Financial Update | 14

Creating sustained value for shareholders Total implied shareholder return 9‐12% Implied  Capital  Shareholder  Generation Return  • Low single digit organic loan growth 1. Growth & • Focus on disciplined underwriting and appropriate  Strategic  10% – 20% 3% –4% risk‐adjusted returns Investments • Consider bolt‐on strategic acquisitions 2.  Common  • Focused on through‐the‐cycle sustainability 35% – 45% 3% –4% Dividends • +26% CAGR over the last three years • Provide flexibility necessary to effectively manage  3.  Share  capital 35% – 55% 3% –4% Repurchases • Continue to contribute to EPS growth • Utilize capital in excess of target range  Total 9% – 12% INVESTOR DAY 2019 | Financial Update | 15

Key drivers for continuous improvement

Continued generation of positive operating leverage

GENERATING Consistent Sustainable Long-term Performance


MAKING
BANKING
EASIER
REVENUE
GROWTH
simplify & grow
EFFICIENCY IMPROVEMENTS

Revenue Initiatives

- ✓ Fully leverage data / analytics
- ✓ Technology deployment, AI, Robotics, Digitization
- ✓ Adding bankers to drive revenue growth

Expense Initiatives

- ✓ Branch optimization
- ✓ Disciplined headcount management
- ✓ Reduce third-party spend
- ✓ Improved procurement process
- ✓ Work simplification
- ✓ Back-office space reductions
- ✓ Transaction migration to digital channels

REGIONS INVESTOR DAY 2019 | Financial Update | 16

Near term expectations and long‐term targets 2019 Expectations Three Year Targets (2019‐2021) Category Full‐Year 2019 Category Expectation 2021 adjusted return on average  Adjusted average loan growth  Low single digits 18% ‐ 20% (from adjusted 2018 of $77,667 million) (1) tangible common equity (1)  Adjusted total revenue growth  2% ‐ 4% (1) (from adjusted 2018 of $5,745 million) (1) 2021 adjusted efficiency ratio  <55% Adjusted non‐interest expense  Annual net charge‐offs / average  (1) Relatively stable 40 ‐ 65 bps (from adjusted 2018 of $3,434 million) loans Net charge‐offs / average loans 40 ‐ 50 bps We will continue to generate positive operating  Effective tax rate 20% ‐ 22% leverage each year. (1) 2018 adjusted amounts are non‐GAAP; see appendix for reconciliation. Reconciliations with respect to forward‐looking non‐GAAP measures are expected to be consistent  with historical non‐GAAP reconciliations included in the attached appendix or previous filings with the SEC.  INVESTOR DAY 2019 | Financial Update | 17

Key takeaways Financial update 1 Focused on RISK‐ADJUSTED RETURNS through the cycle CORE DEPOSIT FUNDING ADVANTAGE supports strong  2 liquidity position and natural asset sensitivity Continued ACTIVE ASSET LIABILITY MANAGEMENT to  3 ensure consistent sustainable long‐term performance  Maintain STRONG CAPITAL POSITION; CAPITAL  GENERATION provides flexibility to pursue attractive growth  4 opportunities in any environment 5 Simplify and Grow underpins LONG‐TERM PERFORMANCE INVESTOR DAY 2019 | Financial Update | 18

Appendix INVESTOR DAY 2019 | Financial Update | 19

Forecast model assumptions Upper Range 2018 2019 2020 2021 Real GDP, annual % change 2.9% 2.6% 1%‐2% 2%‐3% 10 year U.S. Treasury Yield, average of daily figures 2.9% 2.8% 3.0% 3.0% Fed Funds Target ‐ Upper End, average of daily figures 1.9% 2.5% 2.8% 3.0% Baseline / Stable Yield Curve 2018 2019 2020 2021 Real GDP, annual % change 2.9% 2.6% 1.5%‐2.5% 1%‐2% 10 year U.S. Treasury Yield, average of daily figures 2.9% 2.8% 2.8% 2.8% Fed Funds Target ‐ Upper End, average of daily figures 1.9% 2.5% 2.5% 2.5% Lower Range 2018 2019 2020 2021 Real GDP, annual % change 2.9% 2.6% ‐1%‐1% ‐1%‐1% 10 year U.S. Treasury Yield, average of daily figures 2.9% 2.9% 1.6% 2.1% Fed Funds Target ‐ Upper End, average of daily figures 1.9% 2.6% 0.8% 0.3% INVESTOR DAY 2019 | Financial Update | 20

Non‐GAAP reconciliation: NII/NIM, non‐interest  income/expense, operating leverage and efficiency ratio  The table below and on the following page present computations of the net interest margin; efficiency ratio, which is a measure of productivity, generally calculated as non‐interest expense divided by total revenue; and the fee income ratio, generally calculated as non‐interest income  divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non‐interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non‐interest expense (non‐ GAAP), which is the numerator for the efficiency ratio.  Net interest income and other financing income (GAAP) on a taxable‐equivalent basis is presented excluding certain adjustments related to tax reform to arrive at adjusted net interest income and other financing income on a  taxable‐equivalent basis (non‐GAAP). Non‐interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non‐interest income (non‐GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable‐ equivalent basis and non‐interest income are added together to arrive at total revenue on a taxable‐equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable‐equivalent basis (non‐GAAP), which is the denominator for the fee income and efficiency ratios.  Regions believes that the exclusion of these adjustments provides a meaningful base for period‐to‐period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non‐GAAP financial  measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.  The table on the following page presents a computation of the operating leverage ratio (non‐GAAP) which is the period‐to‐period percentage change in adjusted total revenue on a taxable‐equivalent basis (non‐GAAP) less the percentage change in adjusted non‐interest expense (non‐ GAAP). Regions believes that presentation of these non‐GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. NM‐ Not Meaningful  INVESTOR DAY 2019 | Financial Update | 21

Non-GAAP reconciliation: YTD return on average tangible stockholders' equity and earnings per common share from continuing operations

GENERATING **Consistent Sustainable Long-term Performance**

The tables below present computations of "adjusted net income from continuing operations available to common shareholders," "adjusted return on average tangible common stockholders' equity" and "adjusted earnings per common share from continuing operations," which exclude certain significant items that are included in the financial results presented in accordance with GAAP. Management believes these measures provide a meaningful base for period-to-period comparisons, and will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. These non-GAAP measures also provide analysts and investors actual results of certain long-term metrics the Company previously communicated.

($ amounts in millions)		Year ended December 31 2018	2017	2016	2015	2018 vs. 2015
ADJUSTED RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY						
Net income from continuing operations available to common shareholders (GAAP)	A	$1,504	$1,177	$1,090	$1,007	49.4%
Total net adjustments to net-interest income and other financing income[1]		—	6	—	—	—%
Total net adjustments to non-interest income[1]		(9)	(25)	(69)	(128)	(93.0%)
Total net adjustments to non-interest expense[1]		136	72	96	153	(11.1%)
Provision related to troubled debt restructured loans moved to held-for-sale		(16)	—	—	—	NM
Income tax adjustment[2]		(26)	41	(2)	(27)	(3.7%)
Adjusted net income from continuing operations available to common shareholders (non-GAAP)	B	$1,589	$1,271	$1,115	$1,005	58.1%
Impact from 2018 tax reform		(204)	-	-	-	-
Adjusted net income from continuing operations available to common shareholders - excluding the impact of tax reform (non-GAAP)	C	$1,385	$1,271	$1,115	$1,005	37.8%
Average stockholders' equity (GAAP)		$15,381	$16,665	$17,126	$16,916	(9.1%)
Less: Average intangible assets (GAAP)		5,010	5,103	5,125	5,099	(1.7%)
Average deferred tax liability related to intangibles (GAAP)		(97)	(148)	(162)	(170)	(42.9%)
Average preferred stock (GAAP)		820	820	820	848	(3.3%)
Average tangible common stockholders' equity (non-GAAP)	D	$9,648	$10,890	$11,343	$11,139	(13.4%)
Return on average tangible common stockholders' equity (non-GAAP)[3]	A/D	15.6%	10.8%	9.6%	9.0%	
Adjusted return on average tangible common stockholders' equity (non-GAAP)[3]	B/D	16.5%	11.7%	9.8%	9.0%	
ADJUSTED EARNINGS PER COMMMON SHARE						
Weighted average number of shares outstanding (diluted)	E	1,102	1,198	1,261	1,334	
Earnings per common share from continuing operations (GAAP)[4]	A/E	$1.36	$0.98	$0.86	$0.75	21.8%
Adjusted earnings per common share from continuing operations (non-GAAP)[4]	B/E	$1.44	$1.06	$0.88	$0.75	24.2%
Adjusted earnings per common share from continuing operations - excluding the impact of tax reform (non-GAAP)[4]	C/E	$1.26				18.6%

(1) Refer to the non-GAAP reconciliation in Regions' Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC. (2) Based on income taxes at an approximate 25% incremental rate beginning in 2018, and 38.5% for all prior periods. Tax rates associated with leveraged lease terminations are incrementally higher based on their structure. (3) On a continuing operations basis. (4) Percent change reflects the compound annual growth rate over the period noted.

REGIONS INVESTOR DAY 2019 | Financial Update | 22

Non-GAAP reconciliation: adjusted average loans

GENERATING
Consistent Sustainable
Long-term Performance

Regions believes adjusting total average loans for the impacts of first quarter 2018 residential loan sale, run-off of indirect-vehicle portfolios and reclassification of purchasing card balances from other assets, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances				
	Full-Year	Quarters			
($ amounts in millions)	2018	4Q18	3Q18	2Q18	1Q18
Total Loans	$ 80,692	$ 81,873	$ 81,022	$ 79,957	$ 79,891
Less: Balances of residential first mortgage loans sold [(1)]	40	-	-	-	164
Less: Indirect-vehicles [(2)]	2,367	2,451	2,414	2,351	2,248
Less: Indirect-vehicles third-party	850	658	776	909	1,061
Add: Purchasing Card balances reflected in Other Assets prior to year-end 2018[(3)]	232	252	239	228	208
Adjusted Total Loans (non-GAAP)	$ 77,667	$ 79,016	$ 78,071	$ 76,925	$ 76,626

(1) Adjustments to average loan balances assume a simple day-weighted average impact for 1Q18 and the year ended December 31, 2018. (2) Regions will cease originating new indirect loans in the first quarter of 2019 and intends to complete any in-process indirect loan closings by the end of the second quarter of 2019. (3) Reflects prior period average balances of purchasing cards reclassified to commercial and industrial loans from other assets on December 31, 2018.

REGIONS INVESTOR DAY 2019 | Financial Update | 23

Forward looking statements disclosure This presentation may include forward‐looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward‐looking statements are not based on historical information, but rather are  related to future operations, strategies, financial results or other developments. Forward‐looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those  statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such  statements. Therefore, we caution you against relying on any of these forward‐looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our  lending and other businesses and our financial results and conditions.  • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of Tax Reform and any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to stockholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge‐offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage‐backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher‐yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non‐traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative  impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self‐regulatory agencies, which could  require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non‐objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or  other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.  • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial  condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and  which may adversely affect our results.  • Our ability to manage fluctuations in the value of assets and liabilities and off‐balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non‐financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third‐party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar  act or failure to deliver our services effectively.  • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man‐made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and impact of future  earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather‐related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport  commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. INVESTOR DAY 2019 | Financial Update | 24

Forward looking statements disclosure (continued) • Our ability to identify and address cyber‐security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary  information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.  • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible cessation or market replacement of LIBOR and the related effect on our LIBOR‐based financial products and contracts, including, but not limited to, hedging products, debt obligations, investments, and loans. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.  • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause  losses.  • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results  could prove incorrect. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward‐Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10‐K for the year ended December 31, 2018 as  filed with the SEC. The words "future," “anticipates,” "assumes,"  “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions  often signify forward‐looking statements. You should not place undue reliance on any forward‐looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume  no obligation and do not intend to update or revise any forward‐looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264‐7040;  Regions’ Media contact is Evelyn Mitchell at (205) 264‐4551. INVESTOR DAY 2019 | Financial Update | 25